Exhibit 99.1

Williams-Sonoma, Inc. reports strong results for the third quarter of 2019

Revenues grew 6.3% with comparable brand revenue growth of 5.5%

GAAP diluted EPS of $0.94; Non-GAAP diluted EPS of $1.02, a 7.4% increase over Q3 18

Raises low end of 2019 full-year guidance

San Francisco, CA, November 21, 2019 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third fiscal quarter ended November 3, 2019 (“Q3 19”) versus the third fiscal quarter ended October 28, 2018 (“Q3 18”).

Laura Alber, President and Chief Executive Officer, commented, “Q3 marks another quarter of strong performance. Comparable revenues accelerated to 5.5%, non-GAAP operating margins held flat to last year despite increased tariff headwinds and non-GAAP EPS grew 7.4%. Our results and continued success relative to the industry reflect that our strong value proposition of high quality, design-led, sustainable products is resonating with our customers. In a fragmented home furnishings industry, it is hard to overstate how important it has been for us to continually evolve to stay ahead of the pack and remain at the forefront of driving profitable growth. Importantly, our digital-first model is a key component of our success.”

Alber continued, “Our year-to-date performance gives us the confidence that we can carry this momentum forward in the holiday season and beyond. As a result, we are raising the low end of our full-year 2019 guidance and reiterating our long term financial targets.”

THIRD QUARTER 2019

•	Net revenue growth of 6.3% to $1.442 billion
•	Comparable brand revenue growth of 5.5%, primarily driven by West Elm at 14.1% and Pottery Barn at 3.4%
•	GAAP operating margin of 7.1%; non-GAAP operating margin of 7.6%, in-line with Q3 18
•	GAAP diluted EPS of $0.94; non-GAAP diluted EPS of $1.02, a 7.4% increase compared to Q3 18

GUIDANCE

•	Raises low end of fiscal year 2019 guidance
•	Reiterates long-term financial targets

Fiscal Year 2019*

•	Total Net Revenues: $5.770 billion – $5.900 billion
•	Comparable Brand Revenue Growth: 3.5% – 6%
•	Non-GAAP Operating Margin: In-line with FY 18
•	Non-GAAP Diluted EPS: $4.65 – $4.80
•	Non-GAAP Income Tax Rate: 23% – 24%
•	Depreciation and Amortization: $185 million – $195 million
•	Net 25 store closures for a total store count of 601 by the end of FY 19
•	Capital Spending: $200 million – $220 million
•	Return to Shareholders: quarterly cash dividend of $0.48 per share and continued share buybacks under our multi-year share repurchase authorization of approximately $600 million

Long-Term Financial Targets*

•	Total Net Revenues growth of mid to high single digits
•	Non-GAAP Operating Income growth in-line with revenue growth, driving Operating Margin stability
•	Above-industry average ROIC

*We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items. Guidance assumptions include the financial impact from all China tariffs.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 21, 2019, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

CONTACT INFORMATION

Julie Whalen EVP, Chief Financial Officer – (415) 616 8524

Elise Wang VP, Investor Relations – (415) 616 8571

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential variability and limited visibility of excluded items; these excluded items include expenses related to the operations of Outward, Inc. and employment-related expense. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to capture significant opportunities in the home furnishings industry; increase our market share; our ability to continue to improve performance; our focus on operational excellence; our ability to improve customers’ experience; our optimism about the future; our ability to maximize growth and maintain high profitability; our FY 2019 and long-term financial guidance; our stock repurchase program and dividend expectations; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; the impact of current and potential future tariffs and our ability to mitigate impacts; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2019 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, Pottery Barn Teen, Williams Sonoma Home, Rejuvenation, and Mark and Graham — are marketed through e-commerce websites, direct-mail catalogs and retail stores. These brands are also part of The Key Rewards, our free-to-join loyalty program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico and South Korea, as well as e-commerce websites in certain locations. In 2017, we acquired Outward, Inc., a 3-D imaging and augmented reality platform for the home furnishings and décor industry.

WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	November 3, 2019		October 28, 2018		November 3, 2019		October 28, 2018
In thousands, except per share amounts	$	% of Revenues	$	% of Revenues	$	% of Revenues	$	% of Revenues
Net revenues	$1,442,472	100%	$1,356,983	100%	$4,054,418	100%	$3,835,157	100%
Cost of goods sold	924,300	64.1	861,999	63.5	2,608,054	64.3	2,444,067	63.7

Gross profit	518,172	35.9	494,984	36.5	1,446,364	35.7	1,391,090	36.3
Selling, general and administrative expenses	416,281	28.9	400,600	29.5	1,184,176	29.2	1,155,990	30.1

Operating income	101,891	7.1	94,384	7.0	262,188	6.5	235,100	6.1
Interest expense, net	2,564	0.2	2,288	0.2	7,486	0.2	5,073	0.1

Earnings before income taxes	99,327	6.9	92,096	6.8	254,702	6.3	230,027	6.0
Income taxes	24,614	1.7	10,631	0.8	64,685	1.6	51,681	1.3

Net earnings	$74,713	5.2%	$81,465	6.0%	$190,017	4.7%	$178,346	4.7%

Earnings per share (EPS):
Basic	$0.96		$1.01		$2.43		$2.17
Diluted	$0.94		$1.00		$2.39		$2.15
Shares used in calculation of EPS:
Basic	77,897		80,475		78,356		82,070
Diluted	79,191		81,641		79,465		82,951

3rd Quarter Net Revenues and Comparable Brand Revenue Growth (Decline) by Concept*

	Net Revenues (Millions)		Comparable Brand Revenue Growth (Decline)
	Q3 19	Q3 18	Q3 19	Q3 18
Pottery Barn	$557	$533	3.4%	1.4%
West Elm	390	339	14.1	8.3
Williams Sonoma	205	204	(2.1)	2.1
Pottery Barn Kids and Teen	228	227	4.0	0.0
Other	62	54	N/A	N/A
Total	$1,442	$1,357	5.5%	3.1%

*See the Company’s 10-K filing for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for Q3 2019.

Condensed Consolidated Balance Sheets

(unaudited)

In thousands, except per share amounts	November 3, 2019	February 3, 2019	October 28, 2018
Assets
Current assets
Cash and cash equivalents	$155,025	$338,954	$164,414
Accounts receivable, net	110,131	107,102	113,582
Merchandise inventories, net	1,258,541	1,124,992	1,197,554
Prepaid expenses	115,288	101,356	94,071
Other current assets	20,260	21,939	21,805

Total current assets	1,659,245	1,694,343	1,591,426

Property and equipment, net	915,740	929,635	931,361
Operating lease right-of-use assets	1,194,061	—	—
Deferred income taxes, net	41,763	44,055	45,999
Goodwill	85,355	85,382	85,649
Other long-term assets, net	67,660	59,429	64,324

Total assets	$3,963,824	$2,812,844	$2,718,759

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$444,279	$526,702	$487,733
Accrued expenses	140,789	163,559	132,398
Gift card and other deferred revenue	296,157	290,445	275,567
Borrowings under revolving line of credit	100,000	—	60,000
Income taxes payable	13,182	21,461	9,903
Operating lease liabilities	225,530	—	—
Other current liabilities	68,973	72,645	71,119

Total current liabilities	1,288,910	1,074,812	1,036,720

Deferred rent and lease incentives	29,388	201,374	205,143
Long-term debt	299,769	299,620	299,571
Long-term operating lease liabilities	1,127,403	—	—
Other long-term liabilities	86,461	81,324	85,388

Total liabilities	2,831,931	1,657,130	1,626,822

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	—	—	—
Common stock: $.01 par value; 253,125 shares authorized; 77,612, 78,813 and 80,282 shares issued and outstanding at November 3, 2019, February 3, 2019 and October 28, 2018, respectively	777	789	803
Additional paid-in capital	594,991	581,900	570,924
Retained earnings	550,774	584,333	532,172
Accumulated other comprehensive loss	(13,708)	(11,073)	(11,757)
Treasury stock, at cost	(941)	(235)	(205)

Total stockholders’ equity	1,131,893	1,155,714	1,091,937

Total liabilities and stockholders’ equity	$3,963,824	$2,812,844	$2,718,759

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Thirty-nine Weeks Ended
In thousands	November 3, 2019	October 28, 2018
Cash flows from operating activities:
Net earnings	$190,017	$178,346
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	140,495	141,167
Loss on disposal/impairment of assets	682	5,290
Amortization of deferred lease incentives	(5,985)	(19,728)
Non-cash lease expense	160,138	—
Deferred income taxes	(10,937)	12,170
Tax benefit related to stock-based awards	13,648	10,361
Stock-based compensation expense	49,516	40,953
Other	14	(389)
Changes in:
Accounts receivable	(2,842)	(21,851)
Merchandise inventories	(133,637)	(143,723)
Prepaid expenses and other assets	(24,157)	(50,171)
Accounts payable	(92,101)	8,689
Accrued expenses and other liabilities	(24,148)	19,002
Gift card and other deferred revenue	5,848	24,048
Deferred rent and lease incentives	—	23,695
Operating lease liabilities	(168,308)	—
Income taxes payable	(8,293)	(48,358)

Net cash provided by operating activities	89,950	179,501

Cash flows from investing activities:
Purchases of property and equipment	(121,154)	(128,326)
Other	470	1,804

Net cash used in investing activities	(120,684)	(126,522)

Cash flows from financing activities:
Payment of dividends	(113,159)	(105,654)
Repurchases of common stock	(112,714)	(220,221)
Borrowings under revolving line of credit	100,000	60,000
Tax withholdings related to stock-based awards	(26,623)	(13,906)

Net cash used in financing activities	(152,496)	(279,781)

Effect of exchange rates on cash and cash equivalents	(699)	1,080
Net decrease in cash and cash equivalents	(183,929)	(225,722)
Cash and cash equivalents at beginning of period	338,954	390,136

Cash and cash equivalents at end of period	$155,025	$164,414

Retail Store Data

(unaudited)

	August 4, 2019	Openings	Closings	November 3, 2019	October 28, 2018
Williams Sonoma	218	—	—	218	226
Pottery Barn	205	—	—	205	205
West Elm	112	2	—	114	112
Pottery Barn Kids	78	1	—	79	82
Rejuvenation	10	—	—	10	8
Total	623	3	—	626	633

Exhibit 1

GAAP to Non-GAAP Reconciliation

(unaudited)

(Dollars in thousands, except per share data)

	Thirteen Weeks Ended		Thirteen Weeks Ended		Thirty-nine Weeks Ended		Thirty-nine Weeks Ended
	November 3, 2019		October 28, 2018		November 3, 2019		October 28, 2018
	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Gross profit	$518,172	35.9%	$494,984	36.5%	$1,446,364	35.7%	$1,391,090	36.3%
Outward-related[1]	726		(124)		2,140		727
Employment-related expense[2]	—		—		30		—
Impairment and early termination charges[3]	—		190		—		909
Non-GAAP gross profit	$518,898	36.0%	$495,050	36.5%	$1,448,534	35.7%	$1,392,726	36.3%

Selling, general and administrative expenses	$416,281	28.9%	$400,600	29.5%	$1,184,176	29.2%	$1,155,990	30.1%
Outward-related[1]	(6,636)		(6,128)		(18,864)		(17,192)
Employment-related expense[2]	(623)		(1,869)		(7,742)		(5,445)
Impairment and early termination charges[3]	—		(937)		—		(5,515)
Non-GAAP selling, general and administrative expenses	$409,022	28.4%	$391,666	28.9%	$1,157,570	28.6%	$1,127,838	29.4%

Operating income	$101,891	7.1%	$94,384	7.0%	$262,188	6.5%	$235,100	6.1%
Outward-related[1]	7,362		6,004		21,004		17,919
Employment-related expense[2]	623		1,869		7,772		5,445
Impairment and early termination charges[3]	—		1,127		—		6,424
Non-GAAP operating income	$109,876	7.6%	$103,384	7.6%	$290,964	7.2%	$264,888	6.9%

		Tax rate		Tax rate		Tax rate		Tax rate
Income taxes	$24,614	24.8%	$10,631	11.5%	$64,685	25.4%	$51,681	22.5%
Outward-related[1]	1,511		1,300		4,475		3,822
Employment-related expense[2]	480		479		(302)		1,349
Impairment and early termination charges[3]	—		303		—		1,592
Tax legislation[4]	(98)		10,564		(98)		4,378
Impact of equity accounting rules[5]	—		—		—		(1,146)
Non-GAAP income taxes	$26,507	24.7%	$23,277	23.0%	$68,760	24.3%	$61,676	23.7%

Diluted EPS	$0.94		$1.00		$2.39		$2.15
Outward-related[1]	0.07		0.06		0.21		0.17
Employment-related expense[2]	—		0.02		0.10		0.05
Impairment and early termination charges[3]	—		0.01		—		0.06
Tax legislation[4]	—		(0.13)		—		(0.05)
Impact of equity accounting rules[5]	—		—		—		0.01
Non-GAAP diluted EPS*	$1.02		$0.95		$2.70		$2.39

*	Per share amounts may not sum due to rounding to the nearest cent per diluted share

SEC Regulation G – Non-GAAP Information

These tables include non-GAAP gross profit, gross margin, selling, general and administrative expense, operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Notes to Exhibit 1:

1

During Q3 and year-to-date 2019, we incurred approximately $7.4 million and $21.0 million, respectively, of expense, which includes acquisition-related compensation expense and amortization of intangible assets, as well as the operations of Outward, Inc. During Q3 and year-to-date 2018, we incurred approximately $6.0 million and $17.9 million, respectively, of expense.

2

During Q3 and year-to-date 2019, we incurred approximately $0.6 million and $7.8 million, respectively, of employment-related expense. During Q3 and year-to-date 2018, we incurred approximately $1.9 million and $5.4 million, respectively, of employment-related expense.

3	During Q3 and year-to-date 2018, we incurred approximately $1.1 million and $6.4 million, respectively, of expense, primarily associated with impairment and early lease termination charges.
4

During Q3 and year-to-date 2019, we recorded income tax expense of approximately $0.1 million, which is associated with tax legislation changes. During Q3 and year-to-date 2018, we recorded a net income tax benefit of approximately $10.6 million and $4.4 million, respectively, associated with tax legislation changes.

5	During Q1 18, we recorded income tax expense of approximately $1.1 million associated with the adoption of accounting rules related to stock-based compensation.